As filed with the Securities and Exchange Commission on March 9, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EZCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2540145
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(512) 314-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary
EZCORP, Inc.
1901 Capital Parkway, Austin, Texas 78746
(512) 314-3409
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Robert L. Kimball
Christopher G. Schmitt
Vinson & Elkins L.L.P.
2001 Ross Avenue, 3700 Trammel Crow Center, Dallas, Texas 75201-2975
(214) 220-7700
Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of Registration fee
Debt securities (3)
Class A Non-voting Common Stock, par value $0.01 per share
Warrants
Stock purchase contracts
Stock purchase contracts
Total			$250,000,000(4)	$29,050

(1)
This Registration Statement covers an indeterminate aggregate principal amount of debt securities, an indeterminate number of shares of Class A Non-Voting Common Stock and an indeterminate number of warrants, stock purchase contracts or stock purchase units. The securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A Non-Voting Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. This Registration Statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities issued hereunder.

(2)
The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder and is not specified pursuant to General Instruction II.D. of Form S-3.

(3)
If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the dollar amount of any registered securities previously issued.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
___________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 9, 2015
Prospectus
EZCORP®
EZCORP, Inc.
Debt Securities
Class A Non-Voting Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of the securities to be sold by us and the methods by which we will sell them in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering. We may sell the securities directly or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.
Our Class A Non-Voting Common Stock is traded on The NASDAQ Global Select Market under the symbol “EZPW.”
Investing in these securities involves risk. You should carefully consider the risks described in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March , 2015.

ABOUT THIS PROSPECTUS
This prospectus is a part of a "shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under “Information Incorporated by Reference.”
You should rely only on information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any person to provide information or make any representation about this offering that is not in this prospectus. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

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FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). We intend that all forward-looking statements be subject to the safe harbors created by these laws. All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. These statements are often, but not always, made with words or phrases like “may,” “should,” “could,” “will,” “predict,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “projection,” and similar expressions. Such statements are only predictions of the outcome and timing of future events based on our current expectations and currently available information and, accordingly, are subject to substantial risks, uncertainties and assumptions. Actual results could differ materially from those expressed in the forward-looking statements due to a number of risks and uncertainties, many of which are beyond our control. In addition, we cannot predict all of the risks and uncertainties that could cause our actual results to differ from those expressed in the forward-looking statements. Accordingly, you should not regard any forward-looking statement as a representation that the expected results will be achieved. Important risk factors that could cause results or events to differ from current expectations are identified and discussed in the accompanying prospectus supplement and in our SEC filings that are incorporated by reference into this prospectus. See “Risk Factors” and “Incorporation of Documents by Reference” below.
We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement except as required by law. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual and quarterly reports and other reports and information with the SEC. You may read and copy any of our reports, statements or other information on file at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also are available at the Internet website maintained by the SEC at www.sec.gov.
We maintain an Internet website at www.ezcorp.com. All of our reports filed with the SEC are accessible, free of charge, through the Investor Relations section of our website as soon as reasonably practicable after electronic filing. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. Except to the extent that information in those documents is deemed furnished and not filed pursuant to applicable securities laws and regulations, we incorporate by reference the documents listed below that we previously filed with the SEC under the Exchange Act:

•	Annual Report on Form 10-K for the year ended September 30, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2014;

•	Current Reports on Form 8-K filed with the SEC on December 2, 2014; December 19, 2014; January 15, 2015; February 4, 2015; February 24, 2015; February 26, 2015; and March 3, 2015; and

•	The description of our Class A Non-Voting Common Stock set forth in Exhibit 4.1 of our Current Report on Form 8-K filed with the SEC on October 3, 2013.

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We also incorporate by reference each of the documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except as noted below) after the date of this prospectus until the offering of the securities terminates or we have filed with the SEC an amendment to the Registration Statement relating to this offering that deregisters all securities then remaining unsold. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report or in a particular prospectus supplement.
You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available on our website at www.ezcorp.com, and are available without charge, excluding exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by making a request at:

EZCORP, Inc.
1901 Capital Parkway
Austin, Texas 78746
Attn: Corporate Secretary
Telephone — 512-314-3400
Email — Investor_Relations@ezcorp.com
THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

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EZCORP, INC.
We are a leader in delivering instant cash solutions to our customers across channels, products, services and markets. With more than 7,000 team members and over 1,400 locations, we offer our customers multiple ways to access instant cash, including pawn loans and consumer loans in the United States, Mexico and Canada. At our pawn and buy/sell store, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
We fulfill the growing global consumer demand for immediate access to cash, financial services and affordable pre-owned merchandise. We offer a variety of instant cash solutions, including collateralized, non-recourse loans, commonly known as pawn loans, and a variety of short-term consumer loans, including single-payment and multiple-payment unsecured loans and single-payment and multiple-payment auto title loans. In our Texas locations, we do not offer or fund loan products themselves, but rather offer credit services to help customers obtain loans from independent third-party lenders.
We own a 76% interest in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. ("Grupo Finmart," doing business under the names “Crediamigo” and “Adex”), a leading consumer loan provider headquartered in Mexico City; and a 59% interest in Renueva Commercial S.A.P.I. de C.V. ("TUYO"), a company headquartered in Mexico City that owns and operates buy/sell stores in Mexico City and the surrounding metropolitan area.
We own approximately 32% of Cash Converters International Limited (“Cash Converters International”), which is based in Australia and franchises and operates a worldwide network of over 750 locations that provide financial services and buy and sell second-hand goods. We also own the Cash Converters master franchise rights in Canada and are the franchisor of five stores there.
At our pawn stores, we offer pawn loans, which are non-recourse loans collateralized by tangible personal property, and sell merchandise to customers looking for good value. The merchandise we sell consists of second-hand collateral forfeited from our pawn lending activities or purchased from customers and new or refurbished merchandise from third party vendors. We also buy and sell second-hand goods. At our financial services stores and at some of our pawn and buy/sell stores, we offer a variety of consumer loan products, including single-payment, unsecured loans with maturity dates typically ranging from seven to 23 days; multiple-payment unsecured loans that may be repaid over extended periods of up to seven months; single-payment 30-day loans secured by automobile titles; multiple-payment auto title loans that carry terms of two to four months; and revolving lines of credit, both unsecured and secured by auto titles. In Texas, our financial services stores and our pawn stores that also offer financial services do not offer loan products themselves, but rather offer credit services to help customers obtain loans from independent third-party lenders.
EZCORP is a Delaware corporation headquartered in Austin, Texas. Our principal executive offices are located at 1901 Capital Parkway, Austin, Texas 78746, and our telephone number is 512-314-3400. We conduct our operations through wholly-owned subsidiaries, and unless otherwise specified, references in this prospectus to “EZCORP,” “we,” “us” or similar terms refer to EZCORP, Inc. and our consolidated subsidiaries.
RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks described in our most recent Annual Report on Form 10-K, as supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, to the extent applicable, each of which is incorporated herein by reference, and those risk factors that may be included or incorporated by reference under the caption “Risk Factors” in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include the following:

•	Acquisitions;

•	Capital expenditures;

•	Working capital; and

•	Reduction or refinancing of debt or other corporate obligations.
Pending any specific application, we may initially invest funds in short-term marketable securities.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Year ended September 30,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (a)	2.25x	4.72x	23.69x	17.61x	20.38x

(a)	The ratio has been computed by dividing earnings by fixed charges. For purposes of computing this ratio:

•
Earnings consist of income from continuing operations before income taxes, cumulative effect of change in accounting principle, adjustments for net income or loss attributable to noncontrolling interests and our share of investees’ income or loss accounted for under the equity method, and adjustment for capitalized interest, plus fixed charges and our share of distributed income from investees accounted for under the equity method; and

•	Fixed charges consist of interest expense, capitalized interest and the portion of rental expense deemed to be representative of the interest component of rental expense.

DESCRIPTION OF DEBT SECURITIES
The Debt Securities will be debt securities issued under an indenture (the “Indenture”) between us and a trustee to be selected by us (the “Trustee”).
The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.
The Debt Securities are not guaranteed by our subsidiaries, and the rights of EZCORP and our creditors, including Holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.
We have summarized selected provisions of the Indenture below. The summary is not complete. The form of the Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indenture for provisions that may be important to you. In the summary below, we have included references to article or section numbers of the Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indenture, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indenture.
General
The Indenture provides that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities may be our secured or unsecured obligations.
If the prospectus supplement so indicates, the Debt Securities will be convertible into our Class A Non-Voting Common Stock (Section 301).
The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

(1)	The title of the Debt Securities;

(2)	Any limit on the aggregate principal amount of the Debt Securities;

(3)	The dates on which the principal of the Debt Securities will be payable;

(4)	The interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(5)	The place or places where payments on the Debt Securities will be payable;

(6)	Any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(7)	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

(8)	The portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(9)	Whether the Debt Securities are defeasible;

(10)	Any addition to or change in the Events of Default;

(11)
Whether the Debt Securities are convertible into our Class A Non-Voting Common Stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(12)	Any addition to or change in the covenants in the Indenture; and

(13)	Any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 301).
Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Form, Exchange and Transfer
The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).
At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).
Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any other transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such other transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 1002).
If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 305).
Global Securities
Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.
Notwithstanding any provision of the Indenture or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)
The Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)
An Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)	Subject to the rules of the Depositary, we have elected to terminate the book-entry system through the Depositary; or

(4)	Other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement (Section 305).
All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Section 305).
As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the Indenture (Section 308). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.
Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to Persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustee, or the agents of us or the Trustee will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Indenture in New York, New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 1002).
All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 1003).

Consolidation, Merger and Sale of Assets
Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)
The successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indenture;

(2)
Immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	Several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 801).
The successor Person (if not us) will be substituted for us under the Indenture with the same effect as if it had been an original party to the Indenture, and, except in the case of a lease, we will be relieved from any further obligations under the Indenture and the Debt Securities (Section 802).
Events of Default
Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series:

(1)	Failure to pay principal of or any premium on any Debt Security of that series when due;

(2)	Failure to pay any interest on any Debt Securities of that series when due, continued for 30 days;

(3)	Failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series;

(4)	Failure to perform or comply with the provisions described under “Description of Debt Securities-Consolidation, Merger and Sale of Assets”;

(5)
Failure to perform any of our other covenants in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture;

(6)
Any Debt of ours or of any Significant Subsidiary, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $20 million;

(7)
Any judgment or decree for the payment of money in excess of $20 million is entered against us or against any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

(8)	Certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary.
If an Event of Default (other than an Event of Default with respect to EZCORP described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to EZCORP described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration and its consequences if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture (Section 502). For information as to waiver of defaults, see “Description of Debt Securities-Modification and Waiver” below.
Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).
No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	Such Holder has previously given to the Trustee under the Indenturewritten notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)
The Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3)
The Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 508).
We will be required to furnish to the Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults (Section 1004).
Modification and Waiver
We may modify or amend the Indenture without the consent of any Holders of the Debt Securities in certain circumstances, including:

(1)	To evidence the succession under the Indenture of another Person to us or and to provide for its assumption of our obligations to Holders of Debt Securities;

(2)
To make any changes that would add any additional covenants of us for the benefit of the Holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	To add any additional Events of Default;

(4)	To provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

(5)	To secure the Debt Securities;

(6)	To establish the form or terms of any series of Debt Securities;

(7)	To evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; or

(8)	To cure any ambiguity, defect or inconsistency.
Other modifications and amendments of the Indenture may be made by us and the Trustee only with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	Change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	Reduce the principal amount of or any premium or interest on, any Debt Security;

(3)	Reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	Change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	Impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)	Modify any conversion provisions in a manner adverse to the Holders of the applicable Debt Securities;

(7)	Reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(8)	Reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(9)	Modify such provisions with respect to modification, amendment or waiver; or

(10)
Following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in the Indenture, modify such covenant in a manner adverse to such Holder (Section 902).

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 513).
The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date:

(1)
The principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)
If, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)
The principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	Certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 101).
Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the

Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only Persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 104).
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	Either:

(a)
All Outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)
All Outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	We have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)
We have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series has been satisfied (Article Four).

Legal Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or Section 1503, relating to defeasance of certain restrictive covenants, applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance” (Section 1501).
Legal Defeasance — The Indenture provides that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we will be discharged from all our obligations with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accounts) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)
We have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, and legal defeasance were not to occur;

(2)
No Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “-Events of Default,” at any time until 121 days after such deposit;

(3)
Such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the Indenture) to which we are a party or by which we are bound; and

(4)
We have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1502 and 1504).

Covenant Defeasance — The Indenture provides that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants), clauses (6) and (7) under “-Events of Default” and any other that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3) and (4) in the preceding paragraph are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1503 and 1504).
Notices
Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).
Title
We, the Trustee, and any agent of us or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).
Governing Law
The Indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.
The Trustee
The prospectus supplement relating to a particular series of debt securities will identify the Trustee with respect to such series. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities issued under the Indenture.
Resignation or Removal of Trustee — If the Trustee under the Indenture has or acquires a conflicting interest within the meaning of the Trust Indenture Act of 1939, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture

(Section 608). Any resignation will require the appointment of a successor Trustee under the Indenture in accordance with the terms and conditions of the Indenture (Sections 610 and 611).
A Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in principal amount of the Outstanding Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series (Section 610).
Limitations on Trustee if It Is Our Creditor -— The Indenture contains certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise (Section 613).
Certificates and Opinions to Be Furnished to Trustee -— The Indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of the Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us (Section 102).
DESCRIPTION OF CAPITAL STOCK
General
The following is a description of the principal characteristics of our Class A Non-Voting Common Stock based on the terms and provisions of our Amended and Restated Certificate of Incorporation and Bylaws and the provisions of the Delaware General Corporation Act.
Authorized and Outstanding Capital Stock — We are authorized to issue 100,000,000 shares of Class A Non-Voting Common Stock, par value $0.01 per share, and 3,000,000 shares of Class B Voting Common Stock, par value $0.01 per share. As of March 6, 2015, there were 51,831,019 shares of Class A Non-Voting Common Stock and 2,970,171 shares of Class B Voting Common Stock issued and outstanding.
Our Class A Non-Voting Common Stock is traded on The NASDAQ Global Select Market under the symbol “EZPW.” Shares of the Class B Voting Common Stock are not publicly traded, and all outstanding shares of Class B Voting Common Stock are held by a single stockholder, MS Pawn Limited Partnership, an entity controlled by Phillip E. Cohen. Each share of Class B Voting Common Stock is convertible, at the option of the holder, into a share of Class A Non-Voting Common Stock.
Preemptive Rights — Holders of Class A Non-Voting Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of shares of Class A Non-Voting Common Stock.
Voting Rights — The shares of Class A Non-Voting Common Stock have no voting rights except as required by law. Subject to the foregoing exception for the Class A Non-Voting Common Stock, all of the voting rights are assigned to the Class B Voting Common Stock. Consequently, holders of Class A Non-Voting Common Stock will not have any right to elect directors or to vote on any other matter that requires a vote of the Company’s stockholders except as required by the Delaware General Corporation Law. Upon conversion of all of the outstanding Class B Voting Common Stock into Class A Non-Voting Common Stock, the holders of shares of Class A Non-Voting Common Stock will be entitled to vote on all matters submitted to a vote of the Company’s stockholders and will be entitled to one vote per share of Class A Non-Voting Common Stock held.
Stockholder Meetings — Even though the Class A Non-Voting Common Stock has no voting rights, the Company holds an annual meeting of stockholders. All holders of Class A Non-Voting Common Stock receive notice of the annual meetings of stockholders, where they are given the opportunity to discuss with management the Company’s performance and plans.
Fully Paid — All outstanding shares of Class A Non-Voting Common Stock are fully paid and non-assessable. Any additional Class A Non-Voting Common Stock we offer under this prospectus and issue will also be fully paid and non-assessable.
Dividends — Under our Amended and Restated Certificate of Incorporation, all shares of our common stock, whether Class A Non-Voting Common Stock or Class B Voting Common Stock, share dividends pro rata, if, as and when declared by the Board of Directors out of funds legally available therefor. Our Board of Directors has not declared or paid any cash dividends on our common stock since our fiscal year ended September 30, 2000, and we do not anticipate paying any cash dividends in the immediate future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors.
Liquidation, Dissolution and Winding Up — Upon liquidation, dissolution or winding up of our affairs, the holders of the Class A Non-Voting Common Stock and the holders of the Class B Voting Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock.
Limitation on Directors’ Liability
Our Amended and Restated Certificate of Incorporation provides, as authorized by Section 102(b)(7) of the Delaware General Corporation Law, that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	For any breach of the director’s duty of loyalty to the Company or its stockholders;

•	For acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law;

•	For unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	For any transaction from which the director derived an improper personal benefit.
The inclusion of this provision in our Amended and Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.
Transfer Agent and Registrar
American Stock Transfer & Trust Company serves as the registrar and transfer agent for the Class A Non-Voting Common Stock.
DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of our Class A Non-Voting Common Stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.
Class A Non-Voting Common Stock Warrants
The prospectus supplement relating to a particular issue of warrants to purchase our Class A Non-Voting Common Stock will describe the terms of the Class A Non-Voting Common Stock warrants, including the following:

•	The title of the warrants;

•	The offering price for the warrants, if any;

•	The aggregate number of the warrants;

•	The designation and terms of the Class A Non-Voting Common Stock that maybe purchased upon exercise of the warrants;

•	If applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	If applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	The number of shares of Class A Non-Voting Common Stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	The dates on which the right to exercise the warrants commence and expire;

•	If applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	The currency or currency units in which the offering price, if any, and the exercise price are payable;

•	If applicable, a discussion of material U.S. federal income tax considerations;

•	Anti-dilution provisions of the warrants, if any;

•	Redemption or call provisions, if any, applicable to the warrants;

•	Any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	Any other information we think is important about the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the shares of Class A Non-Voting Common Stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until a warrant holder exercises such holder’s warrants to purchase Class A Non-Voting Common Stock, the holder will not have any rights as a holder of Class A Non-Voting Common Stock by virtue of the holder’s ownership of warrants.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of Class A Non-Voting Common Stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	If applicable, a discussion of material U.S. federal income tax considerations; and

•	Any other information we think important about the stock purchase contracts or the stock purchase units.

PLAN OF DISTRIBUTION
We may sell or distribute the securities offered by this prospectus in one or more of the following ways:

•	Through underwriters or dealers;

•	Through agents;

•	Directly to purchasers;

•	In “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	In a transaction not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•	Through a combination of any of these methods of sale.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus through:

•	A block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	Purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	Ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	Privately negotiated transactions.
In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	Enter into transactions involving short sales of the common shares by broker-dealers;

•	Sell common shares short and redeliver the shares to close out short positions;

•	Enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	Loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
There is currently no market for any of the securities included in this prospectus, other than the shares of Class A Non-Voting Common Stock listed on The NASDAQ Global Select Market. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing any such other securities on any securities exchange; any such listing with respect to any particular of such other securities will be described in the applicable prospectus supplement.
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.
If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market.
We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
Pursuant to a requirement by the Financial Industry Regulatory Authority (the “FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.
If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

LEGAL MATTERS
Except as set forth in the applicable prospectus supplement, Vinson & Elkins L.L.P., Dallas, Texas, will pass upon the validity of the securities offered hereby.
EXPERTS
The consolidated financial statements as of September 30, 2014 and 2013, and for each of the two years in the period ended September 30, 2014, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of EZCORP, Inc.'s internal control over financial reporting, have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows of EZCORP, Inc. for the year ended September 30, 2012, incorporated by reference in this Prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated hereby by reference, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14 — Other Expenses of Issuance and Distribution
The following are the estimated expenses of the issuance and distribution of the securities being registered, other than selling or underwriting discounts and commissions, all of which are payable by EZCORP, Inc. (“EZCORP”).

Registration fee	$29,050
Accountant’s fees and expenses	*
Printing expenses	*
Legal fees and expenses	*
Miscellaneous	*
Total	*

*	These fees are calculated based on the number of issuances or amount of securities offered, and accordingly, these fees cannot be estimated at this time.
Item 15 — Indemnification of Directors and Officers
Article Eighth of the Company’s Amended Certificate of Incorporation provides that the Company shall indemnify its present or former directors and officers, and may indemnify any employee or agent of the Company, to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”). Pursuant to Section 145 of the DGCL, the Company generally has the power to indemnify each of its present and former directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) to which such person is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or entity, so long as (a) such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, or (b) such person has been successful on the merits or otherwise in defense of any such action, suit or proceeding or in defense of any claim, issue or matter therein; provided, however, that in the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor, indemnification is generally limited to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit and is not available with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the Company unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 of the DGCL expressly provides that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145 of the DGCL also gives the Company the power to purchase and maintain insurance on behalf of any of its present or former directors, officers, employees or agents, or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or entity, and the Company maintains directors and officers insurance policies for the benefit of its directors, officers and employees.
The preceding discussion of the Company’s Amended Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by reference to the Company’s Amended Certificate of Incorporation and Section 145 of the DGCL.

Item 16 — Exhibits
The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description

1.1**	Form of Underwriting Agreement
4.1
Specimen of Class A Non-Voting Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 effective August 23, 1991, Commission File No. 33-41317)

4.2*	Form of Indenture between EZCORP, Inc. and Trustee to be named
4.3**	Form of Warrant Agreement
4.4**	Form of Warrant Certificate
4.5**	Form of Stock Purchase Contract
4.6**	Form of Stock Purchase Unit
5.1*	Opinion of Vinson & Elkins L.L.P.
12.1*	Computation of ratio of earnings to fixed charges
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of BDO USA, LLP
23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
24.1*	Power of attorney (set forth on signature page)
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture

*	Filed herewith.

**	To be filed either by amendment or as an exhibit to a document incorporated by reference in this Registration Statement.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
Item 17 — Undertakings
(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
That, to the extent that the securities are offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(e)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrants is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 9, 2015.

EZCORP, INC.

By:	/s/ Mark E. Kuchenrither
Mark E. Kuchenrither, President and Chief Operating Officer, Chief Financial Officer
Power of Attorney
Each person whose signature appears below hereby authorizes and appoints Thomas H. Welch, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in the capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stuart I. Grimshaw	Chief Executive Officer and Director	March 9, 2015
Stuart I. Grimshaw	(principal executive officer)

/s/ Mark E. Kuchenrither	President and Chief Operating	March 9, 2015
Mark E. Kuchenrither	Officer and Chief Financial Officer
(principal financial officer)

/s/ Stephen A. Brown	Vice President, Finance and	March 9, 2015
Stephen A. Brown	Chief Accounting Officer
(principal accounting officer)

/s/ Lachlan P. Given	Executive Chairman of the Board	March 9, 2015
Lachlan P. Given

/s/ Matthew W. Appel	Director	March 9, 2015
Matthew W. Appel

/s/ Santiago Creel Miranda	Director	March 9, 2015
Santiago Creel Miranda

/s/ Peter Cumins	Director	March 9, 2015
Peter Cumins

/s/ Pablo Lagos Espinosa	Director	March 9, 2015
Pablo Lagos Espinosa

/s/ Thomas C. Roberts	Director	March 9, 2015
Thomas C. Roberts

/s/ Joseph L. Rotunda	Director	March 9, 2015
Joseph L. Rotunda

EXHIBIT INDEX

Exhibit Number	Description

1.1**	Form of Underwriting Agreement
4.1
Specimen of Class A Non-Voting Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 effective August 23, 1991, Commission File No. 33-41317)

4.2*	Form of Indenture between EZCORP, Inc. and Trustee to be named
4.8**	Form of Warrant Agreement
4.9**	Form of Warrant Certificate
4.10**	Form of Stock Purchase Contract
4.11**	Form of Stock Purchase Unit
5.1*	Opinion of Vinson & Elkins L.L.P.
12.1*	Computation of ratio of earnings to fixed charges
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of BDO USA, LLP
23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
24.1*	Power of attorney (set forth on signature page)
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture

*	Filed herewith.

**	To be filed either by amendment or as an exhibit to a document incorporated by reference in this Registration Statement.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.